UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 __________________________________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2015 (April 21, 2015)
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AMERICAN CAPITAL AGENCY CORP.
(Exact name of registrant as specified in its charter)
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Delaware	001-34057	26-1701984
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2 Bethesda Metro Center, 14th Floor
Bethesda, Maryland 20814
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(301) 968-9300

N/A
(Former name or former address, if changed since last report)
 __________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 21, 2015, American Capital Agency Corp. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”), at the Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland 20814, at 11:00 a.m. (ET). The record date for the Annual Meeting was February 26, 2015. As of the record date, a total of 352,788,707 shares of the Company's common stock, par value $0.01 per share (“Common Stock”), were entitled to vote at the Annual Meeting. There were 289,354,903 shares of Common Stock present in person or by proxy at the Annual Meeting. Set forth below are the matters acted upon by the common stockholders, and the final voting results of each such proposal.

1.    Election of Directors. The Company's common stockholders voted to elect nine (9) Director Nominees to hold office for a term of one (1) year and until his or her successor is duly elected and qualified.

Nominee	For	Against	Abstain	Non Votes
Malon Wilkus	154,843,623	11,179,278	3,089,217	120,242,785
John R. Erickson	148,956,056	19,242,801	913,261	120,242,785
Samuel A. Flax	155,933,350	12,355,334	823,434	120,242,785
Alvin N. Puryear	155,726,477	12,552,870	832,771	120,242,785
Robert M. Couch	165,955,374	2,358,193	798,551	120,242,785
Morris A. Davis	164,608,384	3,685,758	817,976	120,242,785
Randy E. Dobbs	162,402,185	5,896,853	813,080	120,242,785
Larry K. Harvey	165,982,819	2,313,240	816,059	120,242,785
Prue B. Larocca	164,613,764	3,686,647	811,707	120,242,785

2.    Ratification of appointment of Ernst & Young LLP. The Company's common stockholders voted to ratify the appointment of Ernst & Young LLP as the Company's independent public accountant for the year ending December 31, 2015.

For	Against	Abstain
284,990,302	2,672,978	1,691,623

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL AGENCY CORP.

Dated: April 24, 2015	By:	/s/ Samuel A. Flax
Samuel A. Flax
Executive Vice President and Secretary